Exhibit 10.2

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is made and entered into as of the 9th day of March, 2017, by and between EZTD Inc. (formerly known as Win. Global Markets Inc.) a Delaware corporation (the “Company” Or the “Borrower”), and Finandrea S.P.A. (the “Lender”), (each of Borrower and Lender shall also be referred to herein as a “Party”, and collectively, the “Parties”).

W I T N E S S E T H :

WHEREAS, at the request of the Borrower, the Lender has agreed to make available to the Borrower, and the Borrower desires to receive from the Lender, a loan in the aggregate principal amount of an equivalent of $700,000 payable in Euros, subject to and in accordance with the terms and conditions set forth in this Agreement;

WHEREAS, at the request of the Lender, the Borrower has agreed that at any time the Loan (as hereinafter defined) remains outstanding, no assets of the Borrower or any of its subsidiaries will be disposed of if not agreed to by the Lender;

WHEREAS, at the request of the Lender, the. Borrower has agreed that at any time the Loan remains outstanding the Borrower and its subsidiaries shall not incur any new indebtedness other than as specified in Section 2.6 of this Agreement hereof unless otherwise agreed by the. Lender and Compagnie Financiere St. Exupery SICAV-SIF;

WHEREAS, the Parties wish to set forth and memorialize their mutual, rights and obligations with respect to the. Loan, as set forth herein,

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.           Definitions and Interpretation

1.1. The preamble to this Agreement forms an integral and a binding part of this Agreement,

1.2. The titles and subtitles used in this Agyeement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof arid exhibits attached hereto.

1.3. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement the following terms shall have the meanings given to them in this Section 1,3:

1.3.1.       “Agreement” means this Agreement, including all annexes, exhibits, appendices and schedules hereto as the same may hereafter be amended, modified or supplemented from time to time.

1.3.2.       “Business Day” means the day on which commercial banks in: New York, NY are open to the public.

1.3.3.       “Default” means an Event of Default or an event or circumstance which would be, with the expiration of the applicable grace period, the giving of notice or the making of any determination under the Transaction Documents . or any combination of them, an Event of Default. A Default is “continuing” if it has not been remedied or waived. An Event of Default is “remedied” only if: (i) the Borrower has notified the Lender of the existence of the relevant Default; (ii) the Default is of a type that is reasonably capable of remedy; and (iii) prior to the. Lender notifying the Borrower that it has exercised or will exercise any of its rights or remedies under the Transaction Documents (including but not limited to its right to accelerate the Loan Amount), the Lender confirms to the Borrower that the Event of Default has been cured to the Lender’s reasonable satisfaction.

1.3.4.       “Event of Default” means an event or circumstance specified as such in Section 6 (Default) herein provided that in each case an Event of Default shall occur only after the expiration of any applicable cure period as set forth in Section 6 (DeAult) (if any) and the Default is continuing.

1.3.5.       “Governmental Authority” means any governmental, legislative, regulatory or administrative body, agency or authority, any court of judicial authority, any arbitrator or any public, regulatory authority, whether international, national, State, municipal or local.

1.3.6.       “Law” means any statute, law, regulation, treaty, rule, official directive or guideline of any Governmental Authority, or any interpretation of any of the foregoing by any Governmental Authority.

1.3.7.       “Transaction Documents” means: (a) this Agreement; (b) and any other agreement or document executed pursuant to any of the above or in connection with any of the foregoing which is designated in writing by the Lender and the Borrower as a “Transaction Document”,

2.           Loan Terms

2.1. Grant of Loan

2.1.1.       Subject to the terms and conditions hereof and within one (1) Business Day following the date hereof (the “Closing”), the Lender shall grant the Company a loan in the principal amount of an equivalent of $700,000 (seven hundred thousand) payable in Euros, (the “Loan” or “Loan Amount”).

2.1.2.       The. Loan Amount shall be wired to the Borrower by bank wire transfer to a bank account the details of which shall be provided to the Lender at the Closing.

2.2. Interest, The Loan Amount shall bear interest (“Interest”) at an annual rate of 3% (three percent) (calculated on the basis of the actual number of days elapsed and a 360 (three hundred and sixty) day year).

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2.3. Repayment. Subject to Section 2.4, the Company shall repay the Loan Amount including any accrued and unpaid Interest, in one lump sum, 120 days from the Closing (the “Repayment Date”).

2.4. Alternate Payment Timing. As long as the Loan remains outstanding and unpaid and prior to the Repayment Date, in the event the Company conducts an offering of a sale of the Company’s equity securities in which the Lender participates, the Lender may request that the Company offset, prior to the Repayment Date, a portion of the Loan Amount equal to the dollar amount of which the Lender has subscribed to such offering.

2.5. Payments. All payments to be made by the Company to the Lender in connection with the Loan, including any repayment, prepayment, payment of Interest, fees and all other amounts required to be paid to the Lender under the Transaction Documents, together with VAT (to the extent applicable), shall be made in. Euros by bank transfer to an account designated in writing by the. Lender.

2.6. Company Covenants. Except for the loan in the amount of $2,800,000 received from Coinpagnie Financiere St, Exupery SICAV-SIP in conjunction herewith, for so long as the Loan remains unpaid, the Company and its subsidiaries shall not, without the prior consent of the Lender and Compagnie Financiere St. Exupery SICAV-SIF: (1) dispose of any material assets of the Company or any of its subsidiaries; or (ii) incur any new indebtedness.

3.           Representations and Warranties of the Company

3.1. The Company is duly organized and validly existing under the laws of its jurisdiction of incorporation, and has the full power and authority to consummate the transactions contemplated hereunder.

3.2. The consummation of the transactions contemplated hereunder and the performance of this Agreement by the Company do not violate the provisions of its corporate documents, or any applicable law, and will not result in any breath of, or constitute a default under, any agreement or instrument to which it is a party or under which it is bound.

3.3. The execution and performance of this Agreement by the Company have been duly authorized by all necessary actions, and this Agreement has been duly executed and delivered by the Company, This Agreement is valid and binding upon the Company and enforceable in accordance with its terms.

3.4. This Agreement, when executed and delivered by or on behalf of the Company, will constitute the valid and legally binding obligations of the Company, legally enforceable against the Company in accordance with their respective terms.

3.5. Other than as explicitly set forth under this Section 3, the Company makes no other representations and warranties with respect to any transaction contemplated herein.

3.6. Other than as set forth on Schedule 3.6 annexed hereto, (i) the Company has not disposed of any material assets and (ii) has no outstanding financial debt, which, for the avoidance of doubt, is intended to include any and all liabilities for borrowed money ‘or amounts owed by the Company, other than in the ordinary course of business, except as described in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 Bled with the Securities and Exchange Commission on November 17, 2017.

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4.           Representations and Warranties of the Lender

4.1. The Lender is duly organized and validly existing under the laws of its jurisdiction of incorporation, and has the full power and authority to consummate the transactions contemplated hereunder.

4.2. The consummation of the transactions contemplated hereunder and the performance of this Agreement by the Lender do not violate the provisions of its corporate documents, or any applicable law, and will not result in any breach of, or constitute a default under, any agreement or instrument. to which it is a party or under which it is bound.

4.3. The execution, delivery and performance of this Agreement by the Lender have been duly authorized by all necessary actions, and this Agreement has been duly executed and delivered by the Lender. This Agreement is valid and binding upon such Lender and enforceable in accordance with its terms.

4.4. Such Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of extending the prospective Loan to the Borrower, and has so evaluated the merits and risks. Such Lender is able to bear the economic risk of the Loan, at the present time, is able to afford a complete loss of the Loan. Amount. Such Lender acknowledges that as of the date hereof, the Company has very limited financial resources, and thus extension of the Loan to the Company is subject to significant risk.

4.5. Such Lender acknowledges that it has had the opportunity to review the Transaction Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the. Company concerning the terms and conditions of the transaction contemplated hereunder; (ii) access to information about the company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Lender acknowledges and agrees that neither the Company nor any affiliate of the Company has provided such Lender with any information or advice With :respect to the Securities nor is such information or advice necessary or desired.

5.            Default

Each of the events or circumstances set out in the following paragraphs under this Section 5 is an Event of Default (whether or not caused by any reason outside the control of the Borrower or of any other person):

5.1. Non-Payment. The Company fails to pay on the. Repayment Date any amount due and payable pursuant to the Transaction Document, unless payment is made as soon as practicable and in any event within fourteen (14) Business Days of the applicable due date;

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5.2. Invalidity. Any of the Transaction Documents shall cease to be in full force and effect in any respect or shall not, or shall cease to, constitute the legal, valid, binding and enforceable obligations of the Company, as applicable, or might become unlawful or the exercise or enforcement of any rights and remedies of the Lender under the Transaction Documents becomes subject to material legal impediments. Any default under this Section 6.2 may be cured within seven (7) Business Days (without prejudice to any other Event of Default pursuant hereto).

5.3. Bankruptcy. The Borrower shall make an assignment for the benefit of creditors, or file with a court of competent jurisdiction an application for appointment of a receiver, or similar official with respect to it or any substantial part of its assets, or there shall be filed against the Borrower- by any third party any such application or petition, which application or petition is not dismissed or withdrawn within thirty (30) Business Days from the date of filing thereof.

5.4. Merger without assumption. The Borrower consolidates or merges with or into, or transfers all or substantially all its assets to, or reorganizes, reincorporates or -reconstitutes into or as, another .entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganization, reincorporation or reconstitution the resulting, surviving or transferee entity fails to assume all the obligations and undertakings of such party under this Agreement.

Upon the occurrence of an Event of Default and at any time, the Lender may, by written notice to the Borrower, declare that an Event of Default has occurred and/or that all or part of the outstanding Loan Amount is immediately due and payable, whereupon it shall become immediately due and payable, together with all interest accrued thereon and all other amounts payable under the Transaction Documents (including Interest and fees, to the extent applicable). For avoidance of doubt, nothing in this Section shall operate or be construed so as to prejudice or derogate from any other rights, remedies and relief available to the Lender under this Agreement, the other Transaction Documents or by law.

6.           General and Miscellaneous.

6.1. Confidentiality. The terms and conditions of this Agreement and the other Transaction Documents shall be treated by the Parties as confidential information and shall not be disclosed to any person or entity except as required by applicable law, including the United States securities law, to its auditors and other advisors (subject to confidentiality in accordance with the principles set out herein), or in connection with any assignment or transfer permitted hereunder.

6.2. Assignment. Neither Party may assign their rights and/or obligation hereunder, or any of them, without the prior written approval of the other Party.

6.3. Successors and Assigns. Without prejudice to the provisions of Section 6.2 (Assignment), this Agreement shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, successors and assigns of the parties hereto.

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6.4. Notices. Any notice or other communication required to be given by one party hereto to another under this Agreement shall be in writing and shall be deemed to have been served: (i) if personally delivered, when actually delivered; or (ii) if sent by facsimile or e-mail, the next Business Day after receipt of confirmation of transmission; or (iii) three (3) Business Days after being mailed by certified or registered mail, postage prepaid (for the purposes of proving such service, it being sufficient to prove that such notice was properly addressed and posted) to the respective addresses of the parties set out herein:

If to the Company:

Address: 1013 Centre Road, Suite 403-B in the City of Wilmington, County of New Castle, State of Delaware, 19805

Attention: Gustavo Perrotta Chairman of EZTD Inc. c/o VCorp Services, LLC

if to the Lender:

Address: Via della Rocca no. 24/bis, 10123 Torino, Italy

Attention: Pierluigi Bourlot

or at such other address, fax or email as any party shall have furnished to the other in writing in accordance with this Section.

6.5. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representation, whether written or oral, between the Parties with respect to the subject matter hereof.

6.6. Costs. Each Party shall bear its own costs incurred in connection with the execution and consummation of this Agreement and the transaction contemplated hereunder.

6.7. Amendments. This Agreement may not be amended, modified, released, or discharged in any manner except by an instrument in writing, referring to this Agreement, and signed by all Parties.

6.5. Severability. If, and solely to the extent that, any provision of this Agreement shall for any reason be held to be excessively broad, the term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. If, and solely to the extent that, any provision of this Agreement shall be invalid or unenforceable, or shall render this entire Agreement to be unenforceable or invalid, such offending provision shall be of no effect and shall not affect the validity of the remainder of this Agreement; provided, however, the Parties shall use their respective reasonable efforts to renegotiate the offending provisions to best accomplish the original intentions of the Parties.

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6.6. Choice of Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Italy. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other transaction documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the competent courts in the city of Torino, Italy, Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the city of Torino, Italy for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

6.7. Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in writing and signed by the Party charged with such waiver, and no waiver of any right shall be deemed to be a waiver of any future right or any other right arising under this Agreement.

6.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF the parties hereto have signed this Loan Agreement as of the date first hereinabove set forth.

Borrower:

EZTD, INC.

By:	/s/ Shimon Citron
Name:	Shimon Citron
Title:	CEO

Lender:

Finandrea S.P.A.

By:	/s/ Pierluigi Bourlot
Name:	Pierluigi Bourlot
Title:	Director

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Schedule 3.6
Indebtedness

Lender	Loan Principal

YAII PN, Ltd. an affiliate of Yorkville Advisors Global, LLC	$500,000
Compagnie Financiere St. Exupery SICAV-SIF	$1,000,000
Compagnie Financiere St. Exupery SICAV-SIF	$2,800,000